UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) : September 19, 2012

PATTERSON-UTI ENERGY, INC.

(Exact name of registrant as specified in charter)

Delaware	0-22664	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 500
Houston, Texas		77067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Douglas J. Wall and Appointment of William Andrew Hendricks, Jr. as President and Chief Executive Officer

On September 21, 2012, Patterson-UTI Energy, Inc. (the “Company”) issued a press release, furnished herewith as Exhibit 99.1, announcing the retirement, effective on September 30, 2012, of Douglas J. Wall as President and Chief Executive Officer of the Company and the appointment, effective on October 1, 2012, of William Andrew Hendricks, Jr. as President and Chief Executive Officer of the Company.

On September 19, 2012, a subsidiary of the Company entered into an employment agreement with Mr. Wall (the “Employment Agreement”) pursuant to which the Company will continue to employ Mr. Wall as a part-time employee beginning on October 1, 2012 for two years at an annual compensation of $250,000 per year. Mr. Wall has agreed to restrictions regarding the Company’s proprietary information, and, subject to certain exceptions, for so long as he is employed under the Employment Agreement and for eighteen months thereafter, he has agreed not to compete with the Company in the providing of contract drilling services and pumping services utilized in connection with hydraulic fracturing, cementing, nitrogen and acidizing services, of or on oil and gas wells during the term of the Employment Agreement. The Employment Agreement supersedes all other agreements between the Company and Mr. Wall relating to his employment by the Company, including the agreements relating to payments upon a change of control; provided that it does not change or otherwise affect agreements related to stock options, restricted stock or performance units granted to him, his Indemnification Agreement or the Company’s agreement, assuming and subject to compliance with the terms of the Employment Agreement, that he will be entitled to participate in the Company’s 2012 annual cash bonus incentive plan for certain executive officers based on earnings before interest, tax, depreciation and amortization as implemented and administered by the Compensation Committee of the Board of Directors of the Company in the same manner as he would have participated if he remained the Chief Executive Officer of the Company through December 31, 2012. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Hendricks, who currently serves as Chief Operating Officer, will assume the positions of President and Chief Executive Officer as of October 1, 2012. The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K with respect to Mr. Hendricks is set forth in the Company’s Proxy Statement (filed with the Securities and Exchange Commission on April 16, 2012), and the information therein with respect to Mr. Hendricks is hereby incorporated by reference into this Current Report.

Effective at the time Mr. Hendricks becomes the President and Chief Executive Officer, his base compensation will be increased from $450,000 per year to $600,000 per year, and he will be granted options to purchase 25,000 shares of common stock of the Company, 8,333 shares of which shall vest on October 1, 2013 and the balance of which shall vest in equal number of shares monthly over the following two years.

Appointment of Michael W. Conlon as New Member of the Board of Directors

On September 19, 2012, the Company appointed Michael W. Conlon to the Company’s Board of Directors. Mr. Conlon is a former partner of the law firm Fulbright & Jaworski L.L.P. During his more than 40 years with that firm, Mr. Conlon held a number of management positions in the firm and advised numerous public companies, including the Company. Mr. Conlon received a Bachelor of Arts degree in Economics from Catholic University of America and a Juris Doctorate from Duke University. Mr. Conlon will also serve on the Compensation Committee and the Nominating and Corporate Governance Committee. The addition of Mr. Conlon expands the Company’s Board of Directors to eight members. There is no arrangement or understanding between Mr. Conlon and any other persons pursuant to which Mr. Conlon was selected as a director.

In connection with his appointment as a member of the Board of Directors, Mr. Conlon was granted 3,000 shares of restricted stock and options to purchase 10,000 shares of common stock of the Company, all of which shall vest on September 19, 2013. The Company has also entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Conlon. Under the Indemnification Agreement, in exchange for his service to the Company, the Company has agreed to, among other things, indemnify him against liabilities that may arise by reason of his status or service as a director (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which he could be indemnified. This Indemnification Agreement is substantially similar to the indemnification agreements that have been entered into with each of the other executive officers and directors of the Company. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, a copy of which was filed on April 28, 2004 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement entered into on September 19, 2012 between Douglas J. Wall and Patterson-UTI Management Services, LLC.

10.2 Form of Indemnification Agreement entered into between Patterson-UTI Energy, Inc. and certain of its directors and officers, filed on April 28, 2004 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and incorporated herein by reference.

99.1 Press Release dated September 21, 2012, relating to the retirement of Douglas J. Wall and the appointment of William Andrew Hendricks, Jr. as President and Chief Executive Officer, and the appointment of Michael W. Conlon as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON-UTI ENERGY, INC.

	By:	/s/ John E. Vollmer III
John E. Vollmer III
Dated: September 24, 2012		Senior Vice President – Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement entered into on September 19, 2012 between Douglas J. Wall and Patterson-UTI Management Services, LLC.

10.2	Form of Indemnification Agreement entered into between Patterson-UTI Energy, Inc. and certain of its directors and officers, filed on April 28, 2004 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and incorporated herein by reference.

99.1	Press Release dated September 21, 2012, relating to the retirement of Douglas J. Wall and the appointment of William Andrew Hendricks, Jr. as President and Chief Executive Officer, and the appointment of Michael W. Conlon as a member of the Board of Directors.